                                                                                               Exhibit 12.01
                                       FALCON BUILDING PRODUCTS, INC.
                                     RATIO OF EARNINGS TO FIXED CHARGES
                                        (IN MILLIONS, EXCEPT RATIOS)
                                                 (UNAUDITED)

                                                                                            SIX MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                  JUNE 30,
                                          -----------------------------------------------   ------------------
                                            1992      1993      1994      1995      1996      1996       1997
                                          -------   -------   -------   -------   -------   -------   --------
Income (loss) from continuing
  operations before income taxes........  $  32.4   $  37.2   $  43.4   $  35.8   $  48.8   $  22.0  $  (10.1)
Add back:
     Interest expense...................     10.0       8.0       8.2       9.8      10.6       5.4       6.6
     Amortization of debt expense.......        -         -       0.2       0.5       0.6       0.3       0.4
     Interest element in rentals........      0.1       0.1       0.1       0.2       0.4       0.2       0.2
                                          -------   -------   -------   -------   -------   -------   --------
Earnings (loss).........................  $  42.5   $  45.3   $  51.9   $  46.3   $  60.4   $  27.9   $  (3.0)
                                          =======   =======   =======   =======   =======   =======   =========

Fixed charges:
     Interest expense...................  $  10.0    $  8.0    $  8.2    $  9.8   $  10.6    $  5.4   $   6.6
     Amortization of debt expense.......        -         -       0.2       0.5       0.6       0.3       0.4
     Interest element in rentals........      0.1       0.1       0.1       0.2       0.4       0.2       0.2
                                          -------   -------   -------   -------   -------   -------   --------
Total fixed charges.....................  $  10.1    $  8.1    $  8.5   $  10.5   $  11.6    $  5.9   $   7.1
                                          =======   =======   =======   =======   =======   =======   =========

Ratio of Earnings to Fixed Charges......      4.2x      5.6x      6.1x      4.4x      5.2x      4.7x        -
                                          =======   =======   =======   =======   =======   =======   =========

Deficiency of Earnings to
  Cover Fixed Charges...................        -         -         -         -         -         -   $  10.1
                                          =======   =======   =======   =======   =======   =======   =========


                                                                        PRO FORMA
                                         ------------------------------------------------------------------------
                                         YEAR ENDED                  SIX MONTHS ENDED            12 MONTHS ENDED
                                         DECEMBER 31,                   JUNE 30,                      JUNE 30,
                                            1996                          1997                          1997
                                          --------                      --------                      --------
Income (loss) from continuing
  operations before income taxes........  $  14.4                      $  (26.3)                     $  (16.7)
Add back:
     Interest expense...................     41.3                          20.7                          41.0
     Amortization of debt expense.......      2.8                           1.4                           2.8
     Interest element in rentals........      0.4                           0.2                           0.4
                                          --------                      --------                      --------
Earnings (loss).........................  $  58.9                       $  (4.0)                      $  27.5
                                          ========                      ========                      =======
Fixed charges:
     Interest expense...................  $  41.3                       $  20.7                       $  41.0
     Amortization of debt expense.......      2.8                           1.4                           2.8
     Interest element in rentals........      0.4                           0.2                           0.4
                                          --------                      --------                      --------
Total fixed charges.....................  $  44.5                       $  22.3                       $  44.2
                                          ========                      ========                      =======

Ratio of Earnings to Fixed Charges......      1.3x                            -                             -
                                          ========                      ========                      =======

Deficiency of Earnings to
   Cover Fixed Charges..................        -                       $  26.3                       $  16.7
                                          ========                      ========                      =======
